UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 29, 2021

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Craig Brosious, the Company’s Vice President of Finance, Treasurer and Secretary of Bel Fuse Inc. (“Bel” or the “Company”) will be retiring from the Company effective as of September 30, 2021.

On July 29, 2021, Farouq Tuweiq, who has served as the Company’s Chief Financial Officer since February 2021, was appointed and designated, effective immediately, to succeed Mr. Brosious as the Company’s “principal financial officer” for purposes of the rules and regulations of the Securities and Exchange Commission.  Mr. Tuweiq will retain his title of Chief Financial Officer, and has additionally been appointed as the Company’s Treasurer, also effective as of July 29, 2021.

On July 29, 2021, Lynn Hutkin, who has served as the Company’s Director of Financial Reporting since 2017, was appointed and designated, effective immediately, to succeed Mr. Brosious as the Company’s “principal accounting officer” for purposes of the rules and regulations of the Securities and Exchange Commission.  Ms. Hutkin will retain her title of Director of Financial Reporting, and has additionally been appointed as the Company’s Secretary, also effective as of July 29, 2021.

Additional information regarding each of Mr. Tuweiq and Ms. Hutkin is set forth below:

Farouq Tuweiq, age 39, initially joined Bel as the Company's Chief Financial Officer on February 15, 2021.  Prior to joining Bel, he worked at BMO Capital Markets, member of BMO Financial Group, where he led and helped build the Industrial Technology Investment Banking practice.  Mr. Tuweiq spent his banking career advising public, private equity-backed, and privately-held companies in the Electronic Components sector, including manufacturers of connectors, passives and magnetics, on Mergers & Acquisitions and capital raising.  Previously, Mr. Tuweiq worked at Schneider Electric, a public multinational energy efficiency and automation provider, in its North American headquarters within the FP&A group focused on budgeting, forecasting, and business planning.  Prior to that, he worked at Ernst and Young, within the audit group, serving public and private manufacturing and financial companies.  Mr. Tuweiq earned his B.A. in Finance and MS in Accounting from Michigan State University and his MBA at Georgetown University, McDonough School of Business.

Lynn Hutkin, age 47, joined Bel in 2007 and is currently the Director of Financial Reporting.  In addition to SEC reporting, throughout her tenure at Bel, Ms. Hutkin has been a leader in a variety of areas including investor relations, mergers and acquisitions, bank financing and corporate insurance.  Prior to joining Bel, Ms. Hutkin was Director of External Financial Reporting and Human Resources for CD&L, Inc., a domestic courier company, responsible for all SEC filings in addition to oversight of payroll and employee benefit programs.  Previously, Ms. Hutkin worked at Insys Consulting, a women-owned IT consulting start-up company, where she was responsible for all finance functions.  Prior to that, she was a Finance Manager at DMR Consulting, an IT consulting firm, where she monitored project profitability for the $70 million Pharmaceutical/Commercial business unit.  Ms. Hutkin started her career at Arthur Andersen and worked within the Consumer Product division of the audit group.  Ms. Hutkin earned her B.S. of Accountacy from Bentley College and is an active CPA in the State of New Jersey.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2021	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).